Exhibit 99.1

February 28, 2019

Qurate Retail, Inc. to Present at UBS Global Consumer and Retail Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) – Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) announced Mike George,  President and CEO of Qurate Retail, will be presenting at the UBS Global Consumer and Retail Conference on Thursday, March 7th at 9:00  a.m., E.S.T. at the Four Seasons Hotel in Boston, MA. During his presentation, Mr. George may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Qurate Retail website at http://qurateretail.com/events to register for the webcast.  An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC, HSN,  zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as its interest in FTD, among other things.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.